CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Power Equipment, Inc.

We hereby consent to the use of our report dated April 23, 2008, with respect to the consolidated financial statements of China Power Equipment in the Registration Statement on Form S-1 Amendment No. 2 to be filed on or about April 30, 2008. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/Child, Van Wagoner & Bradshaw, PLLC

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah

April 30, 2008